ADVISORY HEDGED OPPORTUNITY FUND

                                  EXHIBIT INDEX

EXHIBIT
NUMBER

(a)(1)           Declaration of Trust

(a)(3)           Amended Certificate of Trust

(b)              Bylaws of Registrant

(g) Form of Investment Management Services Agreement between American Express Financial Corporation and the Registrant

(h) Form of Distribution Agreement between American Express Financial Advisors Inc. and the Registrant

(j) Form of Custodian Agreement between American Express Trust Company and the Registrant

(k)(1) Form of Administrative Services Agreement between American Express Financial Corporation and the Registrant

(k)(2) Form of Transfer Agency and Subadministration Agreement between BISYS Fund Services Ohio, Inc. and American Express Financial Corporation

(k)(3) Form of Escrow Account Agreement between Huntington National Bank and the Registrant

(k)(4) Form of Expense Limitation Agreement between American Express Financial Corporation and the Registrant

(l)              Opinion and Consent of Counsel

(n)              Consent of Auditors

(p) Purchase Agreement for Initial Capital between IDS Life Insurance Company and the Registrant

(r)(1)           Form of Code of Ethics of the Registrant

(r)(2) Form of Code of Ethics of American Express Financial Corporation, the investment manager for the Registrant, and American Express Financial Advisors Inc., the principal underwriter for the Registrant

(s)(1)           Power of Attorney for Stephen W. Roszell

(s)(2)           Power of Attorney for William T. Brown

(s)(3)           Power of Attorney for L. Steven Goldstein